[LETTERHEAD OF McDONNELL BOEHNEN HULBERT & BERGHOFF]


                                                                  March 27, 1998
Daniel Harrington
Diatide, Inc.
Nine Delta Drive
Londonderry, NH 03053

     Re:  U.S. Patent No. 5,670,133, Zamora
          ---------------------------------

Dear Mr. Harrington:

At John McDonnell's request, I am authorizing Diatide to reference the opinion dated March 3, 1998 regarding validity of US Patent No. 5,670,113 issued September 23, 1997 to Zamora and reference to our firm under the captions "Business -- Patents, Trade Secrets and Licenses" in Diatide Inc.'s Annual Report on Form 10-K for the Year Ended December 31, 1997.


Very truly yours,

/s/ BRADLEY J. HULBERT

Bradley J. Hulbert